Exhibit 99.1

OptimizeRx Corporation Reports First Quarter 2016 Results

Core Promotional Transactions Up 16%, Driving Q1 Net Revenue up 18% to $1.8 Million

ROCHESTER, MI – May 9, 2016 – OptimizeRx Corp. (OTCQB: OPRX), a health technology software company whose premier content-delivery platform enables pharmaceutical companies to provide on-demand patient-care services, reported results for the first quarter ended March 31, 2016.

Q1 2016 Highlights

●	Promotional transactions, including eCoupons and eVouchers, up 16% in the quarter.

●	Net revenue up 18% to $1.8 million in the quarter.

●	eCoupons distributed for 73 different brands in the quarter, up from 57 brands in the first quarter of 2015.

●	Partnered with TrialCard to integrate its coupon and co-pay offerings with OptimizeRx electronic health record (EHR) technology.

●	Sponsored the ePrescribe/EHR conference held in Philadelphia in March, which generated significant leads for the company’s sales force.

●	Appointed William J. Febbo as CEO. Febbo brings to OptimizeRx more than 18 years of experience in building and managing health services and financial businesses.

●	Appointed James Brooks as SVP of business development. Brooks brings more than 20 years of experience in sales and marketing.

●	Added sales rep on the East Coast.

Q1 2016 Financial Summary

Net revenue in the first quarter of 2016 was $1.8 million versus $1.5 million in the same year-ago quarter. The increase was due to both increased promotion of pharmaceutical brands and expanded distribution channels.

Operating expenses in the first quarter of 2016 were $1.2 million, as compared to $0.8 million in the same year-ago quarter. The increase was primarily due to an increase in expenses related to growth initiatives, including investments in the company’s executive and sales team and related marketing and travel. Since the first quarter of 2015, the company has appointed a vice president of client services, a senior vice president of business development, an additional vice president of sales, and a CEO.

Net loss was $352,000 or $(0.01) per share, as compared to net loss of $111,000 or $(0.00) per share in the same year-ago quarter.

Cash and cash equivalents totaled $7.5 million at March 31, 2016, as compared to $8.2 million at December 31, 2015. The decrease in cash and equivalents was due to the payout to the company’s former CEO for shares owed to him from prior years, in lieu of actually issuing those shares. Without that payout, the company’s cash would have increased slightly during the quarter. The company continued to operate debt-free.

Management Commentary

“OptimizeRx has generated 16 consecutive quarters of year-over-year sales growth, driven by acquiring, integrating and expanding into new promotional EHR and eRx platforms,” said William Febbo, OptimizeRx’s CEO. “Currently, our focus is on building out our internal team to expand our reach within EHR providers, pharmacies and consumers. This team will leverage our existing client engagements to drive continued top-line growth. As a first mover and developer of the eCoupon market, we are aggressively expanding our suite of products and services designed to efficiently maximize the marketing channel for our clients.”

“Looking ahead, we will continue to invest in expanding our team to scale our business. We will also invest in technology and marketing while delivering a consistent message to potential customers that we connect fragmented EHR channels with our ‘single point of access’ promotional network.”

Conference Call

OptimizeRx will host a conference call today to discuss the first quarter 2016, followed by a question and answer period.

Date: Monday, May 9, 2016

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-877-397-0272

International dial-in number: 1-719-325-4749

Conference ID: 2574067

A replay of the call will be available through May 30, 2016.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 2574067

The company expects to file its quarterly report on Form 10-Q today.

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About OptimizeRx Corp
OptimizeRx Corporation (OTCQB: OPRX) provides unique consumer and physician platforms to help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

The company’s core product, SampleMD, replaces drug samples with electronic trial vouchers and copay coupon savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading electronic health record (EHR) platforms in the country, including Allscripts, Quest Diagnostics, Practice Fusion and over 350 other EHRs to reach over 250,000 healthcare providers. In turn, OptimizeRx promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Lilly, Novartis, AstraZeneca and many others. For more information, please go to www.optimizerxcorp.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

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OPTIMIZERx CORPORATION

 CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

AS OF MARCH 31, 2016 AND DECEMBER 31, 2015

	March 31, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$7,548,261	$8,207,565
Accounts receivable	2,340,765	2,847,450
Prepaid expenses	54,555	70,623
Total Current Assets	9,943,581	11,125,638
Property and equipment, net	23,076	10,239
Other Assets
Patent rights, net	817,239	832,884
Web development costs, net	308,812	340,470
Security deposit	5,049	5,049
Total Other Assets	1,131,100	1,178,403
TOTAL ASSETS	$11,097,757	$12,314,280

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable - trade	$195,076	$212,191
Accounts payable - related party	-	570,000
Accrued expenses	8,090	6,983
Revenue share payable	1,502,816	2,355,608
Deferred revenue	845,226	227,002
Total Liabilities	2,551,208	3,371,784
Stockholders' Equity
Common stock, $.001 par value, 500,000,000 shares authorized, 29,043,425 and 29,030,925 shares issued and outstanding, respectively	29,043	29,031
Preferred stock, $.001 par value, 10,000,000 shares authorized, 0 and 65 shares issued and outstanding, respectively	-	-
Stock warrants	2,294,416	2,329,508
Additional paid-in-capital	32,631,226	32,185,499
Stock payable	663,670	1,132,148
Deferred stock compensation	-	(13,800)
Accumulated deficit	(27,071,806)	(26,719,890)
Total Stockholders' Equity	8,546,549	8,942,496
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,097,757	$12,314,280

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OPTIMIZERx CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015

	For the Three Months Ended
	March 31
	2016	2015

NET REVENUE	$1,759,528	$1,487,553

COST OF SALES	892,793	756,440

GROSS MARGIN	866,735	731,113

OPERATING EXPENSES	1,228,564	842,610

LOSS FROM OPERATIONS	(361,829)	(111,497)

OTHER INCOME (EXPENSE)
Interest income	10,076	296
Interest Expense	(163)	-

TOTAL OTHER INCOME (EXPENSE)	9,913	296

LOSS BEFORE PROVISION FOR INCOME TAXES	(351,916)	(111,201)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(351,916)	$(111,201)

WEIGHTED AVERAGE SHARES OUTSTANDING

BASIC AND DILUTED	29,030,925	22,897,819

NET LOSS PER SHARE

BASIC AND DILUTED	$(0.01)	$(0.00)

Company Contact:

OptimizeRx
Doug Baker

dbaker@samplemd.com

248-651-6568 x807

Investor Relations Contact:

Liolios Group

Ron Both, Senior Managing Director

oprx@liolios.com

949-574-3860

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